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                                             EXHIBIT 9
GOLDEN AMERICAN LIFE INSURANCE COMPANY
1001 Jefferson Street, Suite 400, Wilmington, DE 19801


December 18, 1998

Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ms. Neppl and Gentlemen:

In my capacity as Executive Vice President and Secretary of Golden American Life Insurance Company ("Golden American"),
I have examined the form of Registration Statement on Form N-4 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of units of interest in Separate B of Golden American (the "Account"). I am familiar with the proceedings taken and propesed to be taken in connection with the authorization, issuance and sale of the units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

     (1) The Company was organized in accordance with the laws of the State of Delaware and is a duly authorized stock life insurance company under the laws of Delaware and the laws of those states in which the Company is admitted to do business;

     (2) The Account is a validly established separate investment account of the Company;

     (3) The portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account. Such assets are not chargeale with liabilities arising out of an other business Golden American conducts;

     (4) The units and the variable annuity contracts will, when issued and sold in the manner described in the Registration Statement, be legal and binding obligations of Golden American and will be legall and validly issued, fully paid, and non assessable.


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Myles R. Tashman
Myles R. Tashman
Executive Vice President, General Counsel
     and Secretary



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